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                                                                   EXHIBIT 11.0

                STATEMENT RE: COMPUTATIONS OF PER SHARE EARNINGS
                ($ AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              Three months ended
                                                  March 31,
                                             2004          2003
                                          -------------------------
Numerator:
      Net income                          $       440    $      176
                                          -------------------------

Denominator:
      Denominator for basic earnings per
      share-weighted average shares         1,273,296     1,149,818

Effect of dilutive securities:
      Stock options                            60,555        71,974

                                          -------------------------
Denominator for diluted earnings
      Per share                             1,333,851     1,221,792
                                          -------------------------

Basic earnings per share                  $      0.35    $     0.15

Diluted earnings per share                $      0.33    $    0 .14